UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2005
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
At their meeting on October 25, 2005, the Board of Directors of Federal Signal Corporation (the “Company”) elected James E. Goodwin to the company’s Board of Directors. Mr. Goodwin has been appointed to Director Class I .
Mr. Goodwin, 61, is the previous chairman and chief executive officer of United Airlines, one of the largest scheduled passenger airlines in the world. Goodwin is also a member of the boards of directors of AAR Corporation, DBS Communications and Labe Bank of Chicago. Goodwin holds a bachelor’s degree in business administration from Salem College, West Virginia.
Federal Signal Corporation also announced the resignation of Joan E. Ryan from its board of directors, effective immediately. Ms. Ryan has resigned as a result of time constraints related to her consulting activities.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1	Federal Signal Corporation Press Release Dated October 25, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: October 27, 2005	By:	/s/ Robert D. Welding
Robert D. Welding
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release Dated October 25, 2005